BGSF, Inc. Reports Second Quarter 2025 Financial Results

PLANO, Texas – (August 6, 2025) – BGSF, Inc. (NYSE: BGSF), a leading provider of workforce solutions through the Property Management segment, today reported financial results for the second fiscal quarter ended June 29, 2025.

Q2 2025 Highlights from Continuing Operations (results include sequential comparisons to Q1 2025):
•Revenues were $23.5 million for Q2, compared to $20.9 million for Q1 . The 12.6% increase from Q1 is primarily driven by increased billed hours from seasonal demand.
•Gross profit was $8.4 million for Q2, up from $7.6 million in Q1, primarily due to higher sales.
•Net loss was $4.9 million, or $0.44 per diluted share for Q2, compared to a net loss of $2.2 million in Q1 or $0.21 per diluted share.
•Adjusted EBITDA1 loss was $1.1 million (4.9% of revenues) in Q2 compared to $1.0 million (5.4% of revenues) in Q1.
•Adjusted EPS1 loss was $0.19 for Q2, compared with Adjusted EPS1 loss of $0.11 for Q1.

SUMMARY OF FINANCIAL RESULTS FROM CONTINUING OPERATIONS
(dollars in thousands) (unaudited)

	For the Thirteen Week Periods Ended
	June 29, 2025	June 30, 2024	March 30, 2025
Revenues	$23,506	$25,726	$20,883
Gross profit	$8,410	$9,596	$7,560
Gross profit percentage	35.8%	37.3%	36.2%
Operating loss	$(4,425)	$(1,475)	$(1,773)
Net loss	$(4,862)	$(2,082)	$(2,245)
Net loss per diluted share	$(0.44)	$(0.19)	$(0.21)
Non-GAAP Financial Measures:
Adjusted EBITDA[1]	$(1,145)	$(264)	$(1,032)
Adjusted EBITDA Margin (% of revenue)[1]	(4.9)%	(1.0)%	(5.4)%
Adjusted EPS[1]	$(0.19)	$(0.04)	$(0.11)
1 Adjusted EBITDA and Adjusted EPS are non-GAAP financial measures as defined and reconciled below.

Interim Co-Chief Executive Officer, Chief Financial Officer and Secretary, Keith Schroeder, said, “The proposed sale of BGSF's Professional division to INSPYR is moving along as planned, a proxy statement was filed on July 25th to call for a special meeting of shareholders on September 4th to vote on the transaction. Following the closing of the transaction, we will perform under a Transition Service Agreement, or TSA, for up to six months or longer to help INSPYR stand up the business in their operating environment. We will be paid for those services, and we also plan to continue reducing our overhead costs to align with a smaller, Property Management-focused company. We expect our financial results, post-close, to be noisy for a couple of quarters.”

Interim Co-Chief Executive Officer and Property Management President, Kelly Brown, commented, “Our second quarter Sales from continuing operations, or the Property Management business, of $23.5 million, improved sequentially on seasonality from the first quarter by 12.6%, and declined from last year’s quarter of 8.6%. Gross margins were relatively stable at 35.8% for the second quarter. In addition to implementing cost reduction measures that Keith addressed, we are also re-baselining Property Management costs to align more closely with revenue and investing in strategic initiatives to drive revenue and profitability in our business. Specifically, we are implementing AI-powered sales and recruiting tools that are expected to be operational by the middle of the fourth quarter.”

Conference Call
BGSF will discuss its second quarter 2025 financial results during a conference call and webcast at 9:00 a.m. ET on August 7, 2025. Interested participants may dial 1-888-506-0062 (Toll Free) or 1-973-528-0011 (International). A replay of the call will be available until August 21, 2025. To access the replay, please dial 1-877-481-4010 (Toll Free), or 1-919-882-2331 (International) and enter access code 52558. The live webcast and archived replay are accessible from the investor relations section of the Company’s website at https://investor.bgsf.com/events-and-presentations/default.aspx

About BGSF

BGSF provides consulting, managed services and professional workforce solutions to a variety of industries through its various divisions in IT, Finance & Accounting, Managed Solutions, and Property Management. BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 97th largest U.S. staffing company and the 49th largest IT staffing firm in 2024. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Previously Announced Equity Purchase Agreement

On June 16, 2025, BGSF announced that it had signed a definitive agreement to sell its Professional Division to INSPYR Solutions (“INSPYR”). The proposed transaction is subject to the satisfaction of customary closing conditions, including but not limited to the approval of BGSF’s stockholders. For additional information associated with the transaction, please see BGSF’s filings from time to time with the Securities and Exchange Commission.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Such forward-looking statements include, but are not limited to, statements regarding the proposed transaction, obtaining customary shareholder approval, satisfying closing conditions, the closing, including its timing, of the sale of BGSF, Inc.’s Professional Division, the use of proceeds of the sale, the projected operational and financial performance of BGSF and its various subsidiaries, including following the sale of BGSF’s Professional Division, its offerings of services and solutions and developments and reception of its services and solutions by client partners, and BGSF’s expectations, hopes, beliefs, intentions, plans, prospects, or strategies regarding the future revenue and the business plans of BGSF’s management team. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “endeavor,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on certain assumptions and analyses made by the management of BGSF considering their respective experience and perception of historical trends, current conditions, and expected future developments and their potential effects on BGSF as well as other factors they believe are appropriate in the circumstances. There can be no assurance that future developments affecting BGSF will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the parties), or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the closing conditions for the sale of BGSF’s Professional Division not being satisfied, the ability of the parties to close the transaction on the expected closing timeline or at all, the nature, cost, or outcome of any legal proceedings relating to the transaction, the impact of the contemplated transaction on our stock price, the ability of BGSF to service or otherwise pay its debt obligations, including in the event the closing does not occur, the mix of services or solutions utilized by BGSF’s client partners and such client partners’ needs for these services or solutions, market acceptance of new offerings of services or solutions, the ability of BGSF to expand what it does for existing client partners as well as to add new client partners, whether BGSF will have sufficient capital to operate as anticipated, the impact the transaction or its announcement may have on BGSF’s operations, team members, field talent, client partners, and other constituents, the demand for BGSF’s services and solutions, economic activity in BGSF’s industry and in general, and certain risks, uncertainties, and assumptions described in BGSF’s most recently filed Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize or should any of the assumptions being made prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. BGSF undertakes no obligation to update or revise any forward-looking statements, whether because of new information, future events, or otherwise, except as may be required under applicable securities laws.

Additional Information About the Equity Purchase Agreement and Where to Find It

In connection with the proposed transaction, BGSF filed with the Securities and Exchange Commission (the “SEC”) on July 25, 2025 a definitive proxy statement and other relevant documents, and mailed to BGSF’s shareholders a definitive proxy statement and other relevant documents on or about August 5, 2025. BEFORE MAKING ANY VOTING DECISION, BGSF’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE IN THE DEFINITIVE PROXY STATEMENT BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Investors and shareholders may obtain a free copy of documents filed by BGSF with the SEC at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain a free copy of BGSF’s filings with the SEC from BGSF’s website at https://investor.bgsf.com/financials/sec-filings/default.aspx, or by sending a written request to BGSF’s Corporate Secretary at our principal executive offices at 5850 Granite Parkway, Suite 730, Plano, Texas 75024.

Participants in the Solicitation

This communication is not a solicitation of proxies in connection with the proposed transaction. BGSF, its directors, and certain of its executive officers and employees may be deemed to be participants in soliciting proxies from its shareholders in connection with the proposed transaction. Information regarding BGSF’s directors and executive officers is contained in the most recent Annual Report on Form 10-K filed with the SEC. More detailed information regarding the identity of potential participants in the solicitation of BGSF’s shareholders in connection with the proposed transaction, and their direct or indirect interests, by securities, holdings, or otherwise, is set forth in the definitive proxy statement and other materials relating to the proposed transaction filed with the SEC. You may obtain free copies of these documents using the sources indicated above in Additional Information and Where to Find It.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@BGSF.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	June 29, 2025	December 29, 2024
	(unaudited)	(audited)
ASSETS
Current assets
Cash and cash equivalents	$2,777	$32
Accounts receivable (net of allowance for credit losses of $1,156 and $910, respectively)	13,637	17,148
Prepaid expenses	1,687	1,600
Other current assets	2,029	2,213
Current assets of discontinued operations	27,473	24,354
Total current assets	47,603	45,347
Property and equipment, net	299	608

Other assets
Deposits	1,996	2,003
Software as a service, net	3,651	4,068
Deferred income taxes, net	9,227	7,849
Right-of-use asset - operating leases, net	856	1,083
Intangible assets, net	3,911	4,385
Goodwill	1,074	1,074
Noncurrent assets of discontinued operations	81,075	83,694
Total other assets	101,790	104,156
Total assets	$149,692	$150,111
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,368	$80
Accrued payroll and expenses	7,086	4,868
Long-term debt, current portion (net of debt issuance costs of $18 and $24, respectively)	3,807	3,801
Accrued interest	510	223
Income taxes payable	295	212
Convertible note	4,368	4,368
Lease liabilities, current portion	474	544
Current liabilities of discontinued operations	11,093	11,825
Total current liabilities	29,001	25,921
Line of credit (net of debt issuance costs of $256 and $770, respectively)	7,744	5,625
Long-term debt, less current portion (net of debt issuance costs of $149 and $198, respectively)	30,664	32,527
Lease liabilities, less current portion	506	698
Noncurrent liabilities of discontinued operations	3,491	3,071
Total liabilities	71,406	67,842
Commitments and contingencies
Preferred stock, $0.01 par value per share, 500,000 shares authorized, -0- shares issued and outstanding	—	—
Common stock, $0.01 par value per share; 19,500,000 shares authorized 11,158,828 and 11,038,623 shares issued and outstanding, respectively, net of 3,930 shares of treasury stock, at cost, respectively.	55	53
Additional paid in capital	70,733	70,260
Retained earnings	7,498	11,956
Total stockholders’ equity	78,286	82,269
Total liabilities and stockholders’ equity	$149,692	$150,111

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share and dividend amounts)

For the Thirteen and Twenty-six Week Periods Ended June 29, 2025 and June 30, 2024

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	2025	2024	2025	2024
Revenues	$23,506	$25,726	$44,389	$50,273
Cost of services	15,096	16,130	28,419	31,334
Gross profit	8,410	9,596	15,970	18,939
Selling, general, and administrative expenses	12,576	10,739	21,580	21,001
Depreciation and amortization	259	332	588	671
Operating loss	(4,425)	(1,475)	(6,198)	(2,733)
Interest expense, net	(1,829)	(1,105)	(2,931)	(2,386)
Loss from continuing operations before income taxes	(6,254)	(2,580)	(9,129)	(5,119)
Income tax benefit from continuing operations	1,392	498	2,031	989
Net loss from continuing operations	(4,862)	(2,082)	(7,098)	(4,130)
Income from discontinued operations:
Income from discontinued operations	1,309	1,601	3,377	3,319
Income tax expense	(183)	(280)	(737)	(742)
Net loss	$(3,736)	$(761)	$(4,458)	$(1,553)

Net (loss) income per share - basic:
Net loss from continuing operations	$(0.44)	$(0.19)	$(0.65)	$(0.38)
Net income from discontinued operations:
Income	0.12	0.15	0.31	0.31
Income tax expense	(0.02)	(0.03)	(0.07)	(0.07)
Net loss per share - basic	$(0.34)	$(0.07)	$(0.41)	$(0.14)

Net (loss) income per share-diluted:
Net loss from continuing operations	$(0.44)	$(0.19)	$(0.65)	$(0.38)
Net income from discontinued operations:
Income	0.12	0.15	0.31	0.31
Income tax expense	(0.02)	(0.03)	(0.07)	(0.07)
Net loss per share - diluted	$(0.34)	$(0.07)	$(0.41)	$(0.14)

Weighted-average shares outstanding:
Basic	11,019	10,880	10,986	10,858
Diluted	11,019	10,880	10,986	10,858

Cash dividends declared per common share	$—	$—	$—	$0.15

PROPERTY MANAGEMENT SEGMENT
(dollars in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024
Contract field talent	$23,000	$25,272	$43,279	$49,332
Contingent placements	506	454	1,110	941
Revenue	23,506	25,726	44,389	50,273
Compensation and related	15,058	16,090	28,344	31,254
Other	38	40	75	80
Gross profit	8,410	9,596	15,970	18,939
Selling:
Compensation	4,195	4,771	8,121	9,321
Advertising, occupancy, and travel	447	564	825	908
Software, insurance, and professional fees	296	336	669	632
Other	1,806	674	2,176	1,374
Contributions to overhead	1,666	3,251	4,179	6,704
General and administrative:
Compensation	2,184	2,365	4,245	4,678
Software	828	590	1,525	1,226
Professional fees	569	482	1,111	932
Strategic alternatives review	1,613	280	1,634	349
Other	638	677	1,273	1,580
Depreciation and amortization	259	332	588	671
Operating loss	(4,425)	(1,475)	(6,197)	(2,732)
Interest expense, net	(1,829)	(1,105)	(2,931)	(2,386)
Income tax benefit from continuing operations	1,392	498	2,031	989
Net loss from continuing operations	$(4,862)	$(2,082)	$(7,097)	$(4,129)

Capital expenditures	$13	$432	$13	$863
Total assets	$41,881	$50,240	$41,881	$50,240

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

For the Twenty-six Week Periods Ended June 29, 2025 and June 30, 2024

	2025	2024
Cash flows from operating activities
Net loss	$(4,458)	$(1,553)
Net income from discontinued operations	(2,640)	(2,577)
Adjustments to reconcile net loss to net cash provided by activities:
Depreciation	58	83
Amortization	530	588
Software as a service	425	328
Loss on disposal of property and equipment	6	—
Amortization of debt issuance costs	598	89
Provision for credit losses	1,656	1,016
Share-based compensation	305	439
Deferred income taxes, net of acquired deferred tax liability	(1,378)	1,436
Net changes in operating assets and liabilities:
Accounts receivable	1,851	5,948
Prepaid expenses	(87)	616
Other current assets	(393)	820
Deposits	8	593
Accounts payable	1,288	160
Accrued payroll and expenses	3,263	(867)
Accrued interest	287	(218)
Income taxes receivable	(384)	(771)
Other current liabilities	—	2,116
Operating leases	(33)	(33)
Net cash provided by continuing operating activities	2,962	14,585
Net cash provided by discontinued operating activities	253	132
Net cash provided by operating activities	3,215	14,717
Cash flows from investing activities
Capital expenditures	(13)	(863)
Net cash used in continuing investing activities	(13)	(863)
Net cash used in discontinued investing activities	(63)	(132)
Net cash used in investing activities	(76)	(995)
Cash flows from financing activities
Net borrowings (payments) under line of credit	1,604	(10,808)
Principal payments on long-term debt	(1,913)	(850)
Payments of dividends	—	(1,639)
Issuance of ESPP shares	134	244
Issuance of shares under the 2013 Long-Term Incentive Plan	—	102
Payments of debt issuance costs	(29)	(545)
Net cash used in continuing financing activities	(204)	(13,496)
Net change in cash and cash equivalents of continuing operations	2,745	226
Cash and cash equivalents, beginning of period	32	—
Cash and cash equivalents, end of period	$2,777	$226
Supplemental cash flow information:
Cash paid for interest, net	$1,950	$2,417
Cash paid for taxes, net of refunds	$739	$636

NON-GAAP FINANCIAL MEASURES

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand our financial performance, we supplements our GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, costs associated with the evaluation of potential strategic alternatives (“strategic alternatives review”), software as a service costs, and certain non-cash expenses such as share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, the strategic alternatives review, software as a service costs, and certain non-cash expenses such as share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Net Loss to Adjusted EBITDA
(dollars in thousands)

	Thirteen Weeks Ended		Twenty-six Weeks Ended		Thirteen Weeks Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024	March 30, 2025
Net loss from continuing operations	$(4,862)	$(2,082)	$(7,098)	$(4,130)	$(2,245)
Income tax benefit	(1,392)	(498)	(2,031)	(989)	(630)
Interest expense, net	1,829	1,105	2,931	2,386	1,102
Operating loss	(4,425)	(1,475)	(6,198)	(2,733)	(1,773)
Depreciation and amortization	259	332	588	671	329
Share-based compensation	137	220	305	439	168
Strategic alternatives review	1,613	280	1,634	349	20
Software as a service[2]	291	180	425	328	134
Aged receivable adjustment	980	199	1,070	324	90
Adjusted EBITDA from continuing operations	(1,145)	(264)	(2,176)	(622)	(1,032)
Adjusted EBITDA Margin (% of revenue)	(4.9)%	(1.0)%	4.9%	1.2%	(5.4)%
Income from discontinued operations	1,126	1,321	2,640	2,577	1,522
Adjustments to discontinued operations	1,142	1,901	3,090	4,001	1,405
Adjusted EBITDA from discontinued operations	2,268	3,222	5,730	6,578	2,927
Adjusted EBITDA, net	$1,123	$2,958	$3,554	$5,956	$1,895
2 We capitalizes direct costs incurred in cloud computing implementation from hosting arrangements, which are reported as a Software as a service and are expensed as incurred in selling, general, and administrative expenses.

Reconciliation of Net Loss EPS to Adjusted EPS

	Thirteen Weeks Ended		Twenty-six Weeks Ended		Thirteen Weeks Ended
	June 29, 2025	June 30, 2024	June 29, 2025	June 30, 2024	March 30, 2025
Net loss from continuing operations per diluted share	$(0.44)	$(0.19)	$(0.65)	$(0.38)	$(0.21)
Income tax benefit	(0.13)	(0.05)	(0.18)	(0.09)	(0.06)
Interest expense, net	0.17	0.10	0.27	0.22	0.10
Operating loss	(0.40)	(0.14)	(0.56)	(0.25)	(0.17)
Depreciation and amortization	0.02	0.03	0.05	0.06	0.03
Share-based compensation	0.01	0.02	0.03	0.04	0.02
Strategic alternatives review	0.15	0.03	0.15	0.03	—
Software as a service	0.03	0.02	0.04	0.03	0.01
Adjusted EPS from continuing operations	(0.19)	(0.04)	(0.29)	(0.09)	(0.11)
Adjusted EPS from discontinued operations	0.21	0.29	0.52	0.60	0.27
Adjusted EPS	$0.02	$0.25	$0.23	$0.51	$0.16
2 We capitalizes direct costs incurred in cloud computing implementation from hosting arrangements, which are reported as a Software as a service and are expensed as incurred in selling, general, and administrative expenses.